UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 30, 2003

Maxtor Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	Commission File No. 0-14016	77-0123732
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Item 5. Other Events and Regulation FD Disclosure.

     On December 30, 2003, an action was filed by Matsushita Kotobuki Electronics Industries, Ltd. (“MKE”) against Quantum Corporation (“Quantum”) and Maxtor Corporation (“Maxtor”) alleging, among other things, MKE’s ownership of certain intellectual property acquired by Maxtor in Maxtor’s acquisition of the Quantum Hard Disk Drive business from Quantum. The action was filed in the United States District Court for the Northern District of California. The results of any litigation are inherently uncertain. Although Maxtor cannot currently estimate whether there will be a loss, or the size of any loss, a litigation outcome unfavorable to Maxtor could have a material adverse effect on Maxtor’s business, financial condition and operating results. Management believes that the lawsuit is without merit, that it has valid defenses to the claims of MKE, and plans to defend the matter vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MAXTOR CORPORATION

By:	/s/ Glenn H. Stevens

Name:	Glenn H. Stevens
Title:	Sr. Vice President, General Counsel and Secretary

Date:	January 13, 2004